Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under Section D and Exhibit E in the Prospectus and to the incorporation by reference of our report dated January 20, 2004 with respect to the financial statements of IDS Life Variable Annuity Fund A and IDS Life Variable Annuity Fund B in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-14, No. 333-115592) for the registration of the AXP Variable Portfolio Select Series, Inc.




/s/ Ernst & Young LLP
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    Ernst & Young LLP
    Minneapolis, Minnesota
    June 28, 2004